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                                                                 EXHIBIT 4.1
[LETTERHEAD OF BANK OF BOSTON]

                               October 11, 1996


Mr. J. A. Ovenden
Chief Financial Officer
CMI Industries, Inc.
1301 Gervais St., Suite 700
Post Office Drawer 11589
Columbia, SC 29211

Dear Jim,

Reference is made to the Loan and Security agreement dated 3/19/96 between CMI Industries, Inc., The First National Bank of Boston, as Agent, NationsBank of North Carolina and Wachovia Bank of South Carolina, as Lenders.

The First National Bank of Boston and the Lenders hereby waives compliance under Section 11.1(b) minimum net worth, for the quarters ending 9/30/96 and 12/31/96, only.

The waiver shall not in any way be deemed a waiver of the Borrower's compliance with such requirements for any other period, nor shall such waiver be deemed a waiver of the Borrower's compliance with any other covenant or requirement set forth in the Loan Agreement.

Please acknowledge your agreement with this waiver by signing below.


WITNESSED:                                 CMI INDUSTRIES, INC.
/s/ Martha McLure                          /s/ James A. Ovenden
------------------                         ---------------------------------
MARTHA MCLURE                              JAMES A. OVENDEN
------------------                         ---------------------------------
Print Name                                 Print Name

                                           Title: Chief Financial Officer
                                                 ---------------------------

                                           Executed at: Columbia, SC
                                                       ---------------------


WITNESSED:                                 FIRST NATIONAL BANK OF BOSTON
                                           /s/ Thomas R. Sommerfield
------------------                         ---------------------------------
                                           THOMAS R. SOMMERFIELD
------------------                         ---------------------------------
Print Name                                 Print Name

                                           Title: Division Executive
                                                 ---------------------------

                                           Executed at:
                                                       ---------------------


WITNESSED:                                 NATIONSBANK OF NORTH CAROLINA, N.A.
/s/ Jennifer Crossley                       /s/ David H. Dinkins
---------------------                      ---------------------------------
JENNIFER CROSSLEY                          DAVID H. DINKINS
------------------                         ---------------------------------
Print Name                                 Print Name

                                           Title: Vice President
                                                 ---------------------------

                                           Executed at:
                                                       ---------------------



WITNESSED:                                 WACHOVIA BANK OF SOUTH CAROLINA, N.A.
/s/ Nancy B. Culler                        /s/ Robert W. Derrick
-------------------                        ---------------------------------
NANCY B. CULLER                            ROBERT W. DERRICK
------------------                         ---------------------------------
Print Name                                 Print Name

                                           Title: Senior Vice President
                                                 ---------------------------

                                           Executed at: 10/23/96
                                                       ---------------------